NUSHARES ETF TRUST

MANAGEMENT AGREEMENT

SCHEDULE A

AMENDED AS OF DECEMBER 1, 2016

The Funds of the Company currently subject to this Agreement, the effective date, initial period end and annual fee rate for each are as follows:

Fund	Effective Date	Initial Period End	Annual Fee Rate
NuShares Enhanced Yield U.S. Aggregate Bond ETF	August 2, 2016	August 1, 2018	0.20%
NuShares Short-Term REIT ETF	December 5, 2016	August 1, 2018	0.20%
NuShares ESG Large-Cap Growth ETF	December 7, 2016	August 1, 2018	0.35%
NuShares ESG Large-Cap Value ETF	December 7, 2016	August 1, 2018	0.35%
NuShares ESG Mid-Cap Growth ETF	December 7, 2016	August 1, 2018	0.40%
NuShares ESG Mid-Cap Value ETF	December 7, 2016	August 1, 2018	0.40%
NuShares ESG Small-Cap ETF	December 7, 2016	August 1, 2018	0.40%

[SIGNATURE PAGE FOLLOWS]

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    Signed: December 1, 2016

NUSHARES ETF TRUST, a Massachusetts business trust		NUVEEN FUND ADVISORS, LLC, a Delaware limited liability company

By:	/s/ Christopher Rohrbacher	By:	/s/ Gifford R. Zimmerman
Title:	Vice President and Secretary	Title:	Managing Director

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